RESOLUTION OF THE BOARD OF DIRECTORS

of

Bontan Corporation Inc.

(hereinafter called the “Corporation”)

Dated this 12th  day of  January , 2007

Background

WHEREAS, at the Annual and Special Meeting of the Corporation held on October 3, 2006, the shareholders empowered the directors of the Corporation to approve a new 2007 stock option plan and/or stock compensation plan on terms and timings at the sole discretion of the board of directors, and to file a registration statement with the U.S. Securities and Exchange Commission registering the shares issuable under such plans.

WHEREAS, additionally, the directors have the power under the Ontario Business Corporations Act and the bylaws of the Corporation to adopt stock option plans and stock compensation plans in the best interest of the Corporation;

WHEREAS, the directors acknowledged the fact that the Corporation spent most part of the year 2006 in searching for a suitable oil and/or gas project to participate into and this will continue into and perhaps through 2007. The directors also acknowledged that the management and key consultants accepted shares and options in lieu of cash fees in the past and may be persuaded to continue to do so for the year 2007 so that cash resources of the Corporation can be used for projects. It is contemplated the Corporation will engage new consultants within the resource sector for purposes of continuing to identify potential opportunities.

WHEREAS, the directors believe it prudent to compensate these consultants and others by shares and/or options rather than cash and to free up the cash for investment in potential business projects.

NOW THEREFORE BE IT

RESOLVED, that a 2007 Consultant Stock Compensation Plan in the form annexed hereto for the issuance of up to 1,500,000 shares of the Company’s Common Stock with the terms and conditions of an award to be determined at the time an award is granted, all as set forth herein, is hereby approved, adopted, and ratified in all respects;

RESOLVED, the Corporation is authorized to file with the U.S. Securities and Exchange Commission a registration statement on Form S-8 to register the shares issuable under the above plan;

RESOLVED, that the Chief Executive Officer of the Corporation is hereby authorized to take all such actions and execute and deliver all such documents as he may deem necessary or appropriate to effectuate the foregoing resolutions.

THE FOREGOING RESOLUTIONS are hereby consented to by all of the Directors of the Corporation in accordance with the Ontario Business Corporation Act.

Sd.   Kam Shah

Sd.  Dean Bradley

____________________________

_______________________________

Kam Shah

Dean Bradley

Sd.  Brett Rees

__________________________

Brett Rees

BONTAN CORPORATION INC.

2007 CONSULTANT STOCK COMPENSATION PLAN

I. PURPOSE OF THE PLAN.

The purpose of this Plan is to further the growth of Bontan Corporation Inc. by allowing the Company to compensate employees, consultants and contractors who have provided bona fide services to the Company or its subsidiaries (other than services rendered in connection with the offer and sale of securities in a capital raising transaction), through the award of Common Stock of the Company.

II. DEFINITIONS.

Whenever used in this Plan, the following terms shall have the meanings set forth in this Section:

1.  "Award" means any grant of Common Stock under this Plan.

2. "Board of Directors" means the Board of Directors of the Company.

3. "Common Stock" means the Common Stock of the Company.

4. "Date of Grant" means the day the Board of Directors authorized the grant of an Award or such later date as may be specified by the Board of Directors as the date a particular Award will become effective.

5.  "Employee," "Consultant" and “Contractor” means any person (i) who is a natural person, (ii) has rendered or will render bona fide services to the Company or its subsidiaries (specifically excluding services rendered in connection with the offer and sale of securities in a capital raising transaction), and (iii) who, in the opinion of the Board of Directors, are in a position to make, or who have previously made, a significant contribution to the success of the Company or its subsidiaries.

III. EFFECTIVE DATE OF THE PLAN.

The effective date of this Plan is January 1, 2007

IV. ADMINISTRATION OF THE PLAN

The Board of Directors will be responsible for the administration of this Plan, and will grant Awards under this Plan.  Subject to the express provisions of this Plan and applicable law, the Board of Directors shall have full authority and sole and absolute discretion to interpret this Plan, to prescribe, amend and rescind rules and regulations relating to it, and to make all other determinations which it believes to be necessary or advisable in administering this Plan.  The determinations of the Board of Directors on the matters referred to in this Section shall be conclusive.  The Board of Directors shall have sole and absolute discretion to amend this Plan.  No member of the Board of Directors shall be liable for any act or omission in connection with the administration of this Plan unless it resulted from the member’s willful misconduct.

V.  STOCK SUBJECT TO THE PLAN.

The maximum number of shares of Common Stock as to which Awards may be granted under this Plan is 1,500,000 shares.

VI. PERSONS ELIGIBLE TO RECEIVE AWARDS.

Awards may be granted only to Employees, Consultants and Contractors retained by the Company or its subsidiaries including the directors when acting in their capacity as consultants to the Company.

VII. GRANTS OF AWARDS.

Except as otherwise provided herein, the Board of Directors shall have complete discretion to determine when and to which Employees, Consultants and Contractors Awards are to be granted, and the number of shares of Common Stock as to which Awards granted to each Employee, Consultant and Contractor will relate, and the terms and conditions upon which an Award may be issued (including, without limitation, the date of grant, value of the Award, exercise price if any and term of any Award). No grant will be made if, in the judgment of the Board of Directors, such a grant would constitute a public distribution within the meaning of the Securities Act of 1933, as amended (the "Act"), or the rules and regulations promulgated thereunder, or under the rules and regulations of the Securities Act (Ontario).

VIII. DELIVERY OF STOCK CERTIFICATES.

As promptly as practicable after authorizing the grant of an Award, the Company shall deliver to the person who is the recipient of the Award, a certificate or certificates registered in that person's name, representing the number of shares of Common Stock that were granted. If applicable, each certificate shall bear a legend to indicate that the Common Stock represented by the certificate was issued in a transaction which was not registered under the Act, and may only be sold or transferred in a transaction that is registered under the Act or is exempt from the registration requirements of the Act.

IX. RIGHT TO CONTINUED ENGAGEMENT.

Nothing in this Plan or in the grant of an Award shall confer upon any Employee, Consultant and Contractor the right to continued engagement by the Company or its subsidiaries nor shall it interfere with or restrict in any way the rights of the Company or its subsidiaries to discharge any Employee, Consultant and Contractor or to terminate any consulting relationship at any time.

X. LAWS AND REGULATIONS.

1. The obligation of the Company to sell and deliver shares of Common Stock on the grant of an Award under this Plan shall be subject to the condition that counsel for the Company be satisfied that the sale and delivery thereof will not violate the Act or any other applicable laws, rules or regulations.

2.  This plan is intended to meet the requirements of Rule 16b-3 in order to provide officers and directors with certain exemptions from Section 16(b) of the Securities Exchange Act of 1934, as amended.

XI. TERMINATION OF THE PLAN.

The Board of Directors may suspend or terminate this Plan at any time or from time to time, but no such action shall adversely affect the rights of a person granted an Award under this Plan prior to that date.

XII. DELIVERY OF PLAN.

A copy of this Plan shall be delivered to all participants, together with a copy of the resolution or resolutions of the Board of Directors authorizing the granting of the Award and establishing the terms, if any, of participation.

Dated:  December 19, 2006

668760.2